Exhibit 99.1

Revlon Reports Second Quarter 2019 Results

NEW YORK--(BUSINESS WIRE)--August 8, 2019--Revlon, Inc. (NYSE: REV) today announced its results for the quarter ended June 30, 2019.

Quarter ended June 30, 2019 summary developments:1

  As Reported net sales were $570.2 million in the second quarter of 2019, compared to $606.8 million during the prior-year period. On a constant currency basis, net sales decreased 3.3% driven by declines in the Portfolio and Fragrances segments, partially offset by strong Elizabeth Arden segment net sales growth. Revlon segment net sales were essentially flat on a constant currency basis.
  As Reported operating loss improved to $9.4 million in the second quarter of 2019, compared to a $58.0 million loss during the prior-year period. Excluding Non-Operating Items, Adjusted operating income improved $9.6 million to $4.9 million, compared to a $4.7 million loss in the prior-year period. The higher Adjusted operating income was driven by lower selling, general and administrative expenses, mainly attributed to lower overhead costs and lower brand support driven in part by cost reductions associated with the transition to our internal media agency as well as the shift in timing of certain product launches.
  As Reported net loss improved to $63.7 million in the second quarter of 2019 versus a $122.5 million net loss in the prior-year period. The improvement in net loss was driven by the lower operating loss described above, partially offset by higher interest expense.
  Adjusted EBITDA(a) improved 28.1% to $47.0 million in the second quarter of 2019, compared to $36.7 million during the prior-year period, driven primarily by the factors described above. This represents the fourth consecutive quarter of year-over-year Adjusted EBITDA growth.

“We are pleased with our continued momentum and strong growth in many of our key markets and brands and are working hard to counter the broader market downturn in the U.S. mass market. We are focused on executing with excellence our new product launches here in the U.S. and around the world and our optimization program which is on track to deliver significant cost reductions, as well as continuing to grow in our key strategic investment areas such as China and e-commerce expansion," said Debra Perelman, President and CEO of Revlon.

1 The results discussed include the following measures: U.S. GAAP (“As Reported”); and non-GAAP (“Adjusted”), which excludes certain Non-Operating Items and EBITDA Exclusions (as defined in Footnote (a)) from As Reported results. See footnote (a) for further discussion of the Company’s Adjusted measures. Reconciliations of As Reported results to Adjusted results are provided as an attachment to this release. In addition, where indicated, the Company analyzes and presents its results excluding the impact of foreign currency translation (“XFX”). Unless otherwise noted, the discussion is presented on an As Reported basis.

Second Quarter 2019 Results

Total Company Results

In calculating Adjusted results, adjustments were made for the Non-Operating Items, and the EBITDA Exclusions in the case of Adjusted EBITDA, in each case as described in footnote (a).

(USD millions, except per share data)	Three Months Ended June 30,
	2019		2018		As Reported	Adjusted (*)
	As Reported	Adjusted (*)	As Reported	Adjusted (*)	% Change	% Change

Net Sales	$570.2	$570.2	$606.8	$612.6	(6.0)%	(6.9)%
Gross Profit	326.3	329.3	347.2	369.5	(6.0)%	(10.9)%
Gross Margin	57.2%	57.8%	57.2%	60.3%	0bps	-250bps
Operating (Loss) Income	$(9.4)	$4.9	$(58.0)	$(4.7)	83.8%	204.3%
Net Loss	(63.7)	(52.8)	(122.5)	(81.2)	48.0%	35.0%
Adjusted EBITDA		47.0		36.7		28.1%
Diluted Loss per Common Share	$(1.20)	$(0.99)	$(2.32)	$(1.54)	48.3%	35.7%

(*) Refer to footnote (a) to this Earnings Release for a discussion and reconciliation of our non-GAAP measures, including Adjusted Net Sales, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Diluted Loss per Common Share.

Segment Results

The Company operates in four reporting segments: Revlon; Elizabeth Arden; Portfolio; and Fragrances:

Revlon - The Revlon segment is comprised of the Company's flagship Revlon brands. Revlon segment products are primarily marketed, distributed and sold in the mass retail channel, large volume retailers, chain drug and food stores, chemist shops, hypermarkets, general merchandise stores, e-commerce sites, television shopping, department stores, professional hair and nail salons, one-stop shopping beauty retailers and specialty cosmetic stores in the U.S. and internationally under brands such as Revlon in color cosmetics; Revlon ColorSilk and Revlon Professional in hair color; and Revlon in beauty tools.

Elizabeth Arden - The Elizabeth Arden segment is comprised of the Company's Elizabeth Arden branded products. The Elizabeth Arden segment markets, distributes and sells fragrances, skin care and color cosmetics primarily to prestige retailers, department and specialty stores, perfumeries, boutiques, e-commerce sites, the mass retail channel, travel retailers and distributors, as well as direct sales to consumers via its Elizabeth Arden branded retail stores and elizabetharden.com e-commerce websites, in the U.S. and internationally, under brands such as Elizabeth Arden Ceramide, Prevage, Eight Hour, SUPERSTART, Visible Difference and Skin Illuminating in the Elizabeth Arden skin care brands; and Elizabeth Arden White Tea, Elizabeth Arden Red Door, Elizabeth Arden 5th Avenue and Elizabeth Arden Green Tea in Elizabeth Arden fragrances.

Portfolio - The Company’s Portfolio segment markets, distributes and sells a comprehensive line of premium, specialty and mass products primarily to the mass retail channel, hair and nail salons and professional salon distributors in the U.S. and internationally and large volume retailers, specialty and department stores under brands such as Almay and SinfulColors in color cosmetics; American Crew in men’s grooming products (which are also sold direct-to-consumer on its americancrew.com website); CND in nail polishes, gel nail color and nail enhancements; Mitchum in anti-perspirant deodorants; Cutex nail care products; and Pure Ice in nail polishes. The Portfolio segment also includes a multi-cultural hair care line consisting of Creme of Nature hair care products, which are sold in both professional salons and in large volume retailers and other retailers, primarily in the U.S.; and a body care line under the Natural Honey brand and a hair color line under the Llongueras brand (licensed from a third party) that are both sold in the mass retail channel, large volume retailers and other retailers, primarily in Spain.

Fragrances - The Fragrances segment includes the development, marketing and distribution of certain owned and licensed fragrances, as well as the distribution of prestige fragrance brands owned by third parties. These products are typically sold to retailers in the U.S. and internationally, including prestige retailers, specialty stores, e-commerce sites, the mass retail channel, travel retailers and other international retailers. The owned and licensed fragrances include brands such as Juicy Couture (which are also sold direct-to-consumer on its juicycouturebeauty.com website), Britney Spears, Elizabeth Taylor, Curve, John Varvatos, Christina Aguilera, Giorgio Beverly Hills, Ed Hardy, Charlie, Lucky Brand, Paul Sebastian, Alfred Sung, Jennifer Aniston, Mariah Carey, Halston, Geoffrey Beene, La Perla, White Shoulders, AllSaints and Wildfox.

(USD millions)	Three Months Ended June 30,
	Net Sales
	As Reported		As Reported
	2019	2018	% Change	XFX % Change

Revlon	$251.5	$258.3	(2.6)%	(0.2)%
Elizabeth Arden	117.4	106.1	10.7%	14.8%
Portfolio	118.7	147.6	(19.6)%	(16.9)%
Fragrances	82.6	94.8	(12.9)%	(11.1)%
Total	$570.2	$606.8	(6.0)%	(3.3)%

	Three Months Ended June 30,
	Segment Profit
	As Reported		As Reported
	2019	2018	% Change	XFX % Change

Revlon	$25.6	$36.5	(29.9)%	(27.9)%
Elizabeth Arden	2.7	(5.8)	146.6%	155.2%
Portfolio	6.1	(5.1)	219.6%	217.6%
Fragrances	12.6	11.1	13.5%	15.3%
Total	$47.0	$36.7	28.1%	31.6%

Revlon Segment

Revlon segment net sales in the second quarter of 2019 were $251.5 million, a 2.6% (or 0.2% XFX) decrease compared to the prior-year period, driven primarily by lower net sales of Revlon color cosmetics due to overall category declines primarily in North America.

Revlon segment profit in the second quarter of 2019 was $25.6 million, compared to $36.5 million in the prior-year period, driven primarily by the segment's lower net sales and lower gross profit margin, partially offset by lower general and administrative costs.

Elizabeth Arden Segment

Elizabeth Arden segment net sales in the second quarter of 2019 were $117.4 million, a 10.7% (or 14.8% XFX) increase compared to the prior-year period, driven by higher net sales of Elizabeth Arden skin care products, including Ceramide and Prevage.

Elizabeth Arden segment profit in the second quarter of 2019 was $2.7 million, compared to a $5.8 million loss in the prior-year period, primarily due to the segment's higher net sales and improved gross profit margin.

Portfolio Segment

Portfolio segment net sales of $118.7 million in the second quarter of 2019 decreased by 19.6% (or 16.9% XFX) compared to the prior-year period, driven primarily by the segment's lower net sales of CND nail products and Almay and SinfulColors color cosmetics.

Portfolio segment profit in the second quarter of 2019 was $6.1 million, compared to a segment loss of $5.1 million in the prior-year period, primarily as a result of lower brand support and distribution expenses, partially offset by the segment's lower net sales.

Fragrances Segment

Fragrances segment net sales of $82.6 million in the second quarter of 2019 decreased by 12.9% (or 11.1% XFX) compared to the prior-year period, driven primarily by the segment's lower net sales in the mass retail channel and due in part to retail store closures.

Fragrances segment profit in the second quarter of 2019 was $12.6 million, an increase of $1.5 million compared to prior-year period, primarily as a result of lower overhead expenses, brand support and distribution costs, partially offset by the segment's lower net sales.

Geographic Net Sales

Overall, As Reported total net sales decreased by 6.0%, as detailed below by segment for the Company's North America and International Regions.

(USD millions)	Three Months Ended June 30,
	2019 As Reported	2018 As Reported	As Reported % Change	As Reported XFX % Change
Net Sales:
Revlon
North America	$134.7	$148.9	(9.5)%	(9.3)%
International	116.8	109.4	6.8%	12.2%
Elizabeth Arden
North America	$26.2	$27.0	(3.0)%	(1.5)%
International	91.2	79.1	15.3%	20.4%
Portfolio
North America	$73.0	$94.8	(23.0)%	(22.9)%
International	45.7	52.8	(13.4)%	(6.3)%
Fragrances
North America	$52.6	$61.2	(14.1)%	(14.1)%
International	30.0	33.6	(10.7)%	(5.7)%
Total Net Sales	$570.2	$606.8	(6.0)%	(3.3)%

Total Net Sales Summary
North America	$286.5	$331.9	(13.7)%	(13.4)%
International	283.7	274.9	3.2%	8.8%

Revlon Segment

In North America, Revlon segment net sales of $134.7 million in the second quarter of 2019 decreased by 9.5% (or 9.3% XFX) compared to the prior-year period, driven primarily by lower net sales of Revlon color cosmetics and Revlon ColorSilk hair color.

In International, Revlon segment net sales of $116.8 million in the second quarter of 2019 increased by 6.8% (or 12.2% XFX) compared to the prior-year period, driven primarily by the segment's higher net sales of Revlon color cosmetics and Revlon ColorSilk hair color.

Elizabeth Arden Segment

In North America, Elizabeth Arden segment net sales were $26.2 million in the second quarter of 2019, a decrease of 3.0% (or 1.5% XFX) compared to the prior-year period, primarily due to decreased net sales resulting from certain retail store closures, partially offset by higher net sales of skin care products.

In International, Elizabeth Arden segment net sales of $91.2 million in the second quarter of 2019 increased by 15.3% (or 20.4% XFX) compared to the prior-year period, driven primarily by higher net sales of skin care products within the Company's Travel Retail business and the Asia region, particularly in China.

Portfolio Segment

In North America, Portfolio segment net sales of $73.0 million in the second quarter of 2019 decreased by 23.0% (or 22.9% XFX) compared to the prior-year period, driven primarily by lower net sales of Almay color cosmetics and CND and SinfulColors nail products, partially offset by higher net sales of American Crew men's grooming products.

In International, Portfolio segment net sales of $45.7 million in the second quarter of 2019 decreased by 13.4% (or 6.3% XFX) compared to the prior-year period, driven primarily by lower net sales of CND nail products and local and regional brands, partially offset by higher net sales of Mitchum anti-perspirant deodorants.

Fragrances Segment

In North America, Fragrances segment net sales of $52.6 million in the second quarter of 2019 decreased by 14.1% (or 14.1% XFX) compared to the prior-year period, driven primarily by weakness in the overall mass fragrance category in the U.S., as well as lower net sales due to certain retail store closures in the prestige channel.

In International, Fragrances segment net sales of $30.0 million in the second quarter of 2019 decreased by 10.7% (or 5.7% XFX) compared to the prior-year period, driven primarily by the segment's lower net sales in the mass retail channel.

Cash Flow

Net cash used in operating activities in the first six months of 2019 was $41.2 million, compared to $190.1 million in the prior-year period, driven by the lower net loss and favorable working capital changes. Free cash flow(a) used in the first six months of 2019 was $53.4 million, compared to $219.9 million used in the prior-year period, driven by lower operating cash flow usage and lower capital expenditures.

Liquidity Update

As of June 30, 2019, the Company had approximately $107.5 million of available liquidity, consisting of $63.0 million of unrestricted cash and cash equivalents, as well as $22.8 million in available borrowing capacity under the Amended 2016 Revolving Credit Facility (which had $394.9 million drawn as of such date) and $30.0 million in available borrowing capacity under the 2019 Senior Line of Credit (which was undrawn as of such date), less float of $8.3 million.

On August 6, 2019, the Company entered into a new 4-year $200 million senior secured term loan facility. Proceeds of the new facility, which are approximately $187 million after estimated fees, expenses and other transaction costs, will be invested in pursuing the Company's core business strategies and innovation initiatives, as well as for other general corporate purposes. As of August 6, 2019, the Company had approximately $260 million of available liquidity.

Second Quarter 2019 Results Conference Call

The Company will host a conference call with members of the investment community today, August 8, 2019, at 8:30 A.M. EDT to discuss its second quarter 2019 financial results. Access to the call is available to the public at www.revloninc.com.

Footnotes to Press Release

(a) Non-GAAP Financial Measures: EBITDA; Adjusted EBITDA; Adjusted net sales; Adjusted operating loss/income; Adjusted net income/loss; Adjusted gross profit; Adjusted gross profit margin; Adjusted diluted loss per common share and free cash flow (together, the “Non-GAAP Measures”) are non-GAAP financial measures. See the reconciliations of such Non-GAAP Measures to their most directly comparable GAAP measures in the accompanying financial tables, to the extent not otherwise directly reconciled in the Company’s financial results.

The Company defines EBITDA as income from continuing operations before interest, taxes, depreciation, amortization, gains/losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt and miscellaneous expenses (the foregoing being the “EBITDA Exclusions”). The Company presents Adjusted EBITDA to exclude the EBITDA Exclusions, as well as the impact of non-cash stock compensation expense and certain other non-operating items that are not directly attributable to the Company's underlying operating performance (the “Non-Operating Items”). The following table identifies the Non-Operating Items excluded in the presentation of Adjusted EBITDA for all periods:

(USD millions)	Q2 2019	Q2 2018
Income Adjustments to EBITDA

Non-Operating Items:
Non-cash stock compensation expense	$3.4	$0.8
Restructuring and related charges	9.9	5.5
Acquisition and integration costs	—	4.6
Financial control remediation actions and related charges	4.4	—
Oxford ERP system disruption-related charges	—	23.1
Loss on disposal of minority investment	—	20.1

Adjusted net loss and adjusted diluted loss per common share exclude the after-tax impact of the Non-Operating Items from As Reported net loss.

The Company excludes the EBITDA Exclusions and Non-Operating Items, as applicable, in calculating the Non-GAAP Measures because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and/or these items do not facilitate an understanding of the Company's underlying operating performance.

Free cash flow is defined as net cash provided by / used in operating activities, less capital expenditures for property, plant and equipment. Free cash flow excludes proceeds on sale of discontinued operations. Free cash flow does not represent the residual cash flow available for discretionary expenditures, as it excludes certain expenditures such as mandatory debt service requirements, which for the Company are significant.

The Company's management uses the Non-GAAP Measures as operating performance measures, and in the case of free cash flow, as a liquidity measure (in conjunction with GAAP financial measures), as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company's business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company's management team and, together with other operational objectives, as a measure in evaluating employee compensation, including bonuses and other incentive compensation; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Management believes that the Non-GAAP Measures are useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by management. Management believes that the Non-GAAP Measures provide useful information to investors about the performance of the Company's overall business because such measures eliminate the effects of certain charges that are not directly attributable to the Company's underlying operating performance. Additionally, management believes that providing the Non-GAAP Measures enhances the comparability for investors in assessing the Company’s financial reporting. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt service and other strategic measures, after making necessary capital investments in property and equipment to support the Company's ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions.

Accordingly, the Company believes that the presentation of the Non-GAAP Measures, when used in conjunction with GAAP financial measures, are useful financial analytical measures that are used by management, as described above, and therefore can assist investors in assessing the Company's financial condition, operating performance and underlying strength. The Non-GAAP Measures should not be considered in isolation or as a substitute for their respective most directly comparable As Reported financial measures prepared in accordance with GAAP, such as net income/loss, operating income/loss, diluted earnings/loss per share or net cash provided by (used in) operating activities. Other companies may define such non-GAAP measures differently. Also, while EBITDA and Adjusted EBITDA, as used in this release, are defined differently than Adjusted EBITDA for the Company's credit agreements and indentures, certain financial covenants in its borrowing arrangements are tied to similar financial measures. These non-GAAP financial measures should be read in conjunction with the Company's financial statements and related footnotes filed with the SEC.

(b) Segment profit is defined as income from continuing operations for each of the Company's Revlon, Elizabeth Arden, Portfolio and Fragrances segments, excluding the EBITDA Exclusions. Segment profit also excludes the impact of certain items that are not directly attributable to the segments' underlying operating performance, including the impact of the Non-Operating Items noted above in footnote (a). The Company does not have any material inter-segment sales.

FORWARD-LOOKING STATEMENTS

Statements made in this press release, which are not historical facts, are forward-looking and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic or industry conditions and/or conditions in the Company’s reportable segments; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments and/or events arising after the issuance of this press release, except for the Company's ongoing obligations under the U.S. federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on preliminary or potentially inaccurate estimates and assumptions that could cause actual results to differ materially from those expected or implied by the estimated financial information. Such forward-looking statements include, among other things, (i) the Company being pleased with its continued momentum and strong growth in many of its key markets and brands; (ii) the Company’s belief that it is working hard to counter the broader market downturn in the U.S. mass market; (iii) the Company’s plans to be focused on executing with excellence its new product launches here in the U.S. and around the world and its optimization program which is on track to deliver significant cost reductions, as well as continuing to grow in its key strategic investment areas such as China and e-commerce expansion; and (iv) the Company’s plans to use the net proceeds of the new term loan facility to invest in pursuing the Company's core business strategies and innovation initiatives, as well as for other general corporate purposes. Actual results may differ materially from the Company's forward-looking statements for a number of reasons, including as a result of the risks and other items described in Revlon’s filings with the SEC, including, without limitation, in Revlon’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments thereto, if any, filed with the SEC during 2018 and 2019 (which may be viewed on the SEC’s website at http://www.sec.gov or on Revlon, Inc.’s website at http://www.revloninc.com). Additional important factors that could cause actual results to differ materially from those indicated by the Company’s forward-looking statements include: (i) less than expected results from the Company’s key markets and/or brands and/or unanticipated circumstances or results that may adversely affect the Company's financial performance and growth, such as due to less than effective new product innovation and development and/or greater than expected investments or unanticipated costs to achieve such initiatives; (ii) unanticipated circumstances or developments that could affect the Company’s ability, in whole or in part, to counter the broader market downturn in the U.S. mass market, including, among other factors, the following: greater than anticipated declines in the brick-and-mortar retail channel or those conditions occurring at a rate faster than anticipated; the Company’s inability to address the pace and impact of the new commercial landscape, such as its inability to further enhance its e-commerce and social media capabilities and/or increase its penetration of e-commerce and social media channels; difficulties, delays and/or the Company's inability to (in whole or in part) develop and implement effective content to enhance its online retail position, improve its consumer engagement across social media platforms and/or transform its technology and data to support efficient management of its digital infrastructure; the Company incurring greater than anticipated levels of expenses and/or debt to facilitate the foregoing objectives, which could result in, among other things, less than anticipated revenues and/or profitability; decreased consumer spending in response to weak economic conditions or weakness in the consumption of beauty products in one or more of the Company's segments; adverse changes in tariffs, foreign currency exchange rates, foreign currency controls and/or government-mandated pricing controls; decreased performance by third-party suppliers, whether due to shortages of raw materials or otherwise, and/or supply disruptions at the Company’s manufacturing facilities; changes in consumer preferences, such as reduced consumer demand for the Company's color cosmetics and other current products, including new product launches; changes in consumer purchasing habits, including with respect to retailer preferences and/or among sales channels, such as due to the continuing consumption declines in core beauty categories in the mass retail channel in North America; lower than expected customer acceptance or consumer acceptance of, or less than anticipated results from, the Company’s existing or new products; higher than expected retail store closures in the brick-and-mortar channels where the Company sells its products, as consumers continue to shift purchases to online and e-commerce channels; lower than expected results from the Company’s advertising, promotional, pricing and/or marketing plans; higher than expected sales returns related to any reduction of space by the Company's customers, product discontinuances or otherwise or decreased sales of the Company’s existing or new products; actions by the Company’s customers, such as greater than expected inventory management and/or de-stocking, and greater than anticipated space reconfigurations or reductions in display space and/or product discontinuances or a greater than expected impact from pricing, marketing, advertising and/or promotional strategies by the Company's customers; and/or decreased sales of the Company's products as a result of changes in the competitive environment and increased competitive activities by the Company's competitors, including, among other things, business combinations, technological breakthroughs, implementation of new pricing strategies, new product offerings, increased advertising, promotional and marketing spending and advertising, promotional and/or marketing successes by competitors; (iii) less than effective new product innovation and development; greater than expected investments or unanticipated costs to achieve such initiatives and/or changes in consumer preferences that could lead to less than expected customer or consumer acceptance of the Company’s new products, as well as difficulties with, delays in or the Company’s inability to successfully complete the actions underlying the 2018 Optimization Program, in whole or in part, which could result in less than expected operating and financial benefits from such actions, such as difficulties with, delays in or the Company’s inability to generate reductions in its cost base and/or overhead costs, higher than anticipated restructuring charges and/or payments and/or changes in the expected timing of such charges and/or payments, delays in completing the actions underlying the 2018 Optimization Program, which could reduce and/or defer the benefits expected to be realized from such activities, less than anticipated annualized cost reductions from the 2018 Optimization Program and/or changes in the timing of realizing such cost reductions, such as due to less than anticipated resources to fund such activities and/or more than expected costs to achieve the expected cost reductions; and/or (iv) unanticipated uses of the net proceeds of the 2019 term loan facility. Factors other than those referred to above could also cause Revlon’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, Revlon’s website or other websites referenced herein shall not be incorporated by reference into this press release.

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(dollars in millions, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)

Net sales	$570.2	$606.8	$1,123.4	$1,167.5
Cost of sales	243.9	259.6	481.7	502.2
Gross profit	326.3	347.2	641.7	665.3
Selling, general and administrative expenses	332.5	374.6	665.1	746.3
Acquisition and integration costs	—	4.6	0.6	8.6
Restructuring charges and other, net	3.2	5.9	8.7	10.0
Loss on disposal of minority investment	—	20.1	—	20.1
Operating loss	(9.4)	(58.0)	(32.7)	(119.7)

Other expenses:
Interest expense	47.8	42.8	95.5	82.7
Amortization of debt issuance costs	3.5	3.0	6.7	5.3
Foreign currency losses, net	1.2	20.2	1.4	9.6
Miscellaneous, net	4.6	0.2	5.9	0.2
Other expenses	57.1	66.2	109.5	97.8

Loss from continuing operations before income taxes	(66.5)	(124.2)	(142.2)	(217.5)
Benefit from income taxes	(1.2)	(2.8)	(1.1)	(4.4)
Loss from continuing operations, net of taxes	(65.3)	(121.4)	(141.1)	(213.1)
Income (loss) from discontinued operations, net of taxes	1.6	(1.1)	2.3	0.3
Net loss	$(63.7)	$(122.5)	$(138.8)	$(212.8)

Other comprehensive income (loss):
Foreign currency translation adjustments	2.6	(4.9)	1.3	(7.4)
Amortization of pension related costs, net of tax	2.7	2.1	4.9	4.2
Reclassification into earnings of accumulated losses from the de-designated 2013 Interest Rate Swap, net of tax	—	0.1	—	0.7
Other comprehensive income (loss), net	5.3	(2.7)	6.2	(2.5)
Total comprehensive loss	$(58.4)	$(125.2)	$(132.6)	$(215.3)

Basic (loss) earnings per common share:
Continuing operations	$(1.23)	$(2.30)	$(2.66)	$(4.04)
Discontinued operations	0.03	(0.02)	0.04	0.01
Net loss	$(1.20)	$(2.32)	$(2.62)	$(4.03)

Diluted (loss) earnings per common share:
Continuing operations	$(1.23)	$(2.30)	$(2.66)	$(4.04)
Discontinued operations	0.03	(0.02)	0.04	0.01
Net loss	$(1.20)	$(2.32)	$(2.62)	$(4.03)

Weighted average number of common shares outstanding:
Basic	53,126,700	52,823,326	53,020,633	52,748,913
Diluted	53,126,700	52,823,326	53,020,633	52,748,913

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in millions)

	June 30,	December 31,
	2019	2018
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$63.0	$87.3
Trade receivables, net	389.3	431.3
Inventories	560.2	523.2
Prepaid expenses and other current assets	163.8	152.0
Total current assets	1,176.3	1,193.8
Property, plant and equipment, net	429.4	354.5
Deferred income taxes	147.7	131.8
Goodwill	673.8	673.9
Intangible assets, net	508.1	532.0
Other assets	130.7	130.8
Total assets	$3,066.0	$3,016.8

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Short-term borrowings	$5.7	$9.3
Current portion of long-term debt	409.4	348.1
Accounts payable	393.9	332.1
Accrued expenses and other current liabilities	401.2	430.9
Total current liabilities	1,210.2	1,120.4
Long-term debt	2,723.1	2,727.7
Long-term pension and other post-retirement plan liabilities	165.7	169.0
Other long-term liabilities	154.2	56.5
Total stockholders' deficiency	(1,187.2)	(1,056.8)
Total liabilities and stockholders' deficiency	$3,066.0	$3,016.8

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
	Six Months Ended
	June 30,
	2019	2018
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(138.8)	$(212.8)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	85.7	79.3
Foreign currency losses from re-measurement	1.4	9.8
Amortization of debt discount	0.8	0.6
Stock-based compensation amortization	3.8	8.5
Benefit from deferred income taxes	(12.4)	(26.0)
Amortization of debt issuance costs	6.7	5.3
Non-cash loss on disposal of minority investment	—	18.6
Loss on sale of certain assets	—	0.4
Pension and other post-retirement cost	4.1	1.2
Change in assets and liabilities:
Decrease in trade receivables	42.8	54.4
Increase in inventories	(36.7)	(74.9)
Increase in prepaid expenses and other current assets	(11.5)	(55.4)
Increase in accounts payable	73.3	10.9
(Decrease) increase in accrued expenses and other current liabilities	(55.4)	19.9
Pension and other post-retirement plan contributions	(4.5)	(3.8)
Purchases of permanent displays	(20.1)	(35.6)
Other, net	19.6	9.5
Net cash used in operating activities	(41.2)	(190.1)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(12.2)	(29.8)
Net cash used in investing activities	(12.2)	(29.8)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (decrease) increase in short-term borrowings and overdraft	(18.8)	13.2
Net borrowings under the Amended 2016 Revolving Credit Facility	59.9	219.7
Repayments under the 2016 Term Loan Facility	(9.0)	(9.0)
Payment of financing costs	(1.4)	(2.9)
Tax withholdings related to net share settlements of restricted stock units and awards	(1.6)	(3.5)
Other financing activities	(0.5)	(0.6)
Net cash provided by financing activities	28.6	216.9
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.5	(2.1)
Net decrease in cash, cash equivalents and restricted cash	(24.3)	(5.1)
Cash, cash equivalents and restricted cash at beginning of period	87.5	87.4
Cash, cash equivalents and restricted cash at end of period	$63.2	$82.3
Supplemental schedule of cash flow information:
Cash paid during the period for:
Interest	$94.8	$80.8
Income taxes, net of refunds	0.6	6.5

REVLON, INC. AND SUBSIDIARIES
EBITDA AND ADJUSTED EBITDA RECONCILIATION
(dollars in millions)

	Three Months Ended June 30,
	2019	2018
	(Unaudited)

Reconciliation to net loss:

Net loss	$(63.7)	$(122.5)
Income (loss) from discontinued operations, net of taxes	1.6	(1.1)
Loss from continuing operations, net of taxes	(65.3)	(121.4)

Interest expense	47.8	42.8
Amortization of debt issuance costs	3.5	3.0
Foreign currency losses, net	1.2	20.2
Benefit from income taxes	(1.2)	(2.8)
Depreciation and amortization	38.7	40.6
Miscellaneous, net	4.6	0.2

EBITDA	$29.3	$(17.4)

Non-operating items:
Non-cash stock compensation expense	3.4	0.8
Restructuring and related charges	9.9	5.5
Acquisition and integration costs	—	4.6
Financial control remediation actions and related charges	4.4	—
Oxford ERP system disruption-related charges	—	23.1
Loss on disposal of minority investment	—	20.1

Adjusted EBITDA	$47.0	$36.7

	Six Months Ended June 30,
	2019	2018
	(Unaudited)

Reconciliation to net loss:

Net loss	$(138.8)	$(212.8)
Income from discontinued operations, net of taxes	2.3	0.3
Loss from continuing operations, net of taxes	(141.1)	(213.1)

Interest expense	95.5	82.7
Amortization of debt issuance costs	6.7	5.3
Foreign currency losses, net	1.4	9.6
Benefit from income taxes	(1.1)	(4.4)
Depreciation and amortization	85.7	79.3
Miscellaneous, net	5.9	0.2

EBITDA	$53.0	$(40.4)

Non-operating items:
Non-cash stock compensation expense	3.8	8.5
Restructuring and related charges	22.0	11.0
Acquisition and integration costs	0.6	8.6
Financial control remediation actions and related charges	6.4	—
Oxford ERP system disruption-related charges	—	33.1
Loss on disposal of minority investment	—	20.1

Adjusted EBITDA	$85.8	$40.9

REVLON, INC. AND SUBSIDIARIES
SEGMENT PROFIT, ADJUSTED EBITDA AND ADJUSTED OPERATING LOSS RECONCILIATION
(dollars in millions)

	Three Months Ended June 30,
	2019	2018
	(Unaudited)

Segment Net Sales:
Revlon	$251.5	$258.3
Elizabeth Arden	117.4	106.1
Portfolio	118.7	147.6
Fragrances	82.6	94.8
Total Segment Net Sales	$570.2	$606.8

Segment Profit:
Revlon	$25.6	$36.5
Elizabeth Arden	2.7	(5.8)
Portfolio	6.1	(5.1)
Fragrances	12.6	11.1
Total Segment Profit/Adjusted EBITDA	$47.0	$36.7

Reconciliation to loss from continuing operations before income taxes:
Loss from continuing operations before income taxes	$(66.5)	$(124.2)

Interest expense	47.8	42.8
Amortization of debt issuance costs	3.5	3.0
Foreign currency losses, net	1.2	20.2
Miscellaneous, net	4.6	0.2
Operating loss	(9.4)	(58.0)

Non-operating items:
Restructuring and related charges	9.9	5.5
Acquisition and integration costs	—	4.6
Financial control remediation actions and related charges	4.4	—
Oxford ERP system disruption-related charges	—	23.1
Loss on disposal of minority investment	—	20.1
Adjusted Operating income (loss)	4.9	(4.7)

Non-cash stock compensation expense	3.4	0.8
Depreciation and amortization	38.7	40.6

Adjusted EBITDA	$47.0	$36.7

REVLON, INC. AND SUBSIDIARIES
SEGMENT PROFIT, ADJUSTED EBITDA AND ADJUSTED OPERATING LOSS RECONCILIATION
(dollars in millions)

	Six Months Ended June 30,
	2019	2018
	(Unaudited)

Segment Net Sales:
Revlon	$498.8	$487.4
Elizabeth Arden	228.8	211.8
Portfolio	235.9	282.1
Fragrances	159.9	186.2
Total Segment Net Sales	$1,123.4	$1,167.5

Segment Profit:
Revlon	$51.2	$38.8
Elizabeth Arden	4.6	(4.3)
Portfolio	10.6	(7.9)
Fragrances	19.4	14.3
Total Segment Profit/Adjusted EBITDA	$85.8	$40.9

Reconciliation to loss from continuing operations before income taxes:
Loss from continuing operations before income taxes	$(142.2)	$(217.5)

Interest expense	95.5	82.7
Amortization of debt issuance costs	6.7	5.3
Foreign currency losses, net	1.4	9.6
Miscellaneous, net	5.9	0.2
Operating loss	(32.7)	(119.7)

Non-operating items:
Restructuring and related charges	22.0	11.0
Acquisition and integration costs	0.6	8.6
Financial control remediation actions and related charges	6.4	—
Oxford ERP system disruption-related charges	—	33.1
Loss on disposal of minority investment	—	20.1
Adjusted Operating loss	(3.7)	(46.9)

Non-cash stock compensation expense	3.8	8.5
Depreciation and amortization	85.7	79.3

Adjusted EBITDA	$85.8	$40.9

REVLON, INC. AND SUBSIDIARIES
ADJUSTED NET SALES RECONCILIATION
(dollars in millions)

	Three Months Ended June 30,

	2019	2018
	(Unaudited)

Net Sales	$570.2	$606.8

Non-operating items:
Oxford ERP system disruption-related charges	—	5.8

Adjusted Net Sales	$570.2	$612.6

REVLON, INC. AND SUBSIDIARIES
ADJUSTED NET SALES RECONCILIATION
(dollars in millions)

	Six Months Ended June 30,

	2019	2018
	(Unaudited)

Net Sales	$1,123.4	$1,167.5

Non-operating items:
Oxford ERP system disruption-related charges	—	5.8

Adjusted Net Sales	$1,123.4	$1,173.3

REVLON, INC. AND SUBSIDIARIES
ADJUSTED GROSS PROFIT RECONCILIATION
(dollars in millions)

	Three Months Ended June 30,
	2019	2018
	(Unaudited)

Gross Profit	$326.3	$347.2

Non-operating items:
Restructuring and related charges	3.0	(0.8)
Oxford ERP system disruption-related charges	—	23.1

Adjusted Gross Profit	$329.3	$369.5

	Six Months Ended June 30,
	2019	2018
	(Unaudited)

Gross Profit	$641.7	$665.3

Non-operating items:
Restructuring and related charges	3.0	0.3
Oxford ERP system disruption-related charges	—	33.1

Adjusted Gross Profit	$644.7	$698.7

REVLON, INC. AND SUBSIDIARIES
ADJUSTED NET LOSS AND ADJUSTED DILUTED LOSS PER SHARE RECONCILIATION
(dollars in millions, except share and per share amounts)

	Three Months Ended June 30,
	2019	2018
	(Unaudited)

Reconciliation to net loss and diluted loss per share:
Net loss	$(63.7)	$(122.5)

Non-operating items (after-tax):
Restructuring and related charges	7.5	4.7
Acquisition and integration costs	—	3.6
Financial control remediation actions and related charges	3.4	—
Oxford ERP system disruption-related charges	—	17.5
Loss on disposal of minority investment	—	15.5

Adjusted net loss	$(52.8)	$(81.2)

Net loss:
Diluted loss per common share	(1.20)	(2.32)
Adjustment to diluted loss per common share	0.21	0.78
Adjusted diluted earnings (loss) per common share	$(0.99)	$(1.54)

U.S. GAAP weighted average number of common shares outstanding:
Diluted	53,126,700	52,823,326

	Six Months Ended June 30,
	2019	2018
	(Unaudited)

Reconciliation to net loss and diluted loss per share:
Net loss	$(138.8)	$(212.8)

Non-operating items (after-tax):
Restructuring and related charges	17.0	9.0
Acquisition and integration costs	0.5	6.7
Financial control remediation actions and related charges	4.9	25.1
Oxford ERP system disruption-related charges	—	15.5
Loss on disposal of minority investment	—	—

Adjusted net loss	$(116.4)	$(156.5)

Net loss:
Diluted loss per common share	(2.62)	(4.03)
Adjustment to diluted loss per common share	0.42	1.06
Adjusted diluted loss per common share	$(2.20)	$(2.97)

U.S. GAAP weighted average number of common shares outstanding:
Diluted	53,020,633	52,748,913

REVLON, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(dollars in millions)

	Six Months Ended June 30,
	2019	2018
	(Unaudited)

Reconciliation to net cash used in operating activities:

Net cash used in operating activities	$(41.2)	$(190.1)

Less capital expenditures	(12.2)	(29.8)

Free cash flow	$(53.4)	$(219.9)

Contacts

Investor Relations:
212-527-5230 or Eric.warren@revlon.com